Exhibit 32.1

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of New Dragon Asia Corp. (the “Company”), does hereby certify, to such officer's knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended March 25, 2006 of the Company fully complies, in all material respects, with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 3, 2006	By:	/s/ Li Xia WANG
Li Xia WANG
Chief Executive Officer

Dated: May 3, 2006	By:	/s/ Peter MAK
Peter MAK
Chief Financial Officer